Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-227733 and No. 333-265701) on Form S-8 and Registration Statement (No. 333-272886) on Form S-3 of Amerant Bancorp Inc. of our reports dated March 4, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Amerant Bancorp Inc., appearing in this Annual Report on Form 10-K of Amerant Bancorp Inc. for the year ended December 31, 2024.

/s/ RSM US LLP

Fort Lauderdale, Florida
March 4, 2025